UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2022

LMP AUTOMOTIVE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-236260	82-3829328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On May 16, 2022, management of LMP Automotive Holdings, Inc., a Delaware corporation (the “Company”) and the audit committee of the Company’s board of directors (the “Audit Committee”), concluded that the Company’s previously issued condensed consolidated financial statements as of and for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021 (collectively, the “Relevant Periods”) are required to be restated and should no longer be relied upon primarily due to the following errors: (i) the improper identification and elimination of intercompany transactions, (ii) incorrect estimates of chargeback reserves for finance and insurance products, and (iii) certain financial statement misclassifications impacting various balance sheet and income statement financial statement captions in the Relevant Periods.

The aggregate effects are currently estimated to be the following:

●	An approximate decrease in total revenues and total cost of sales as follows:

■ $10 to $15 million for the nine months ended September 30, 2021

■ $4 to $8 million for the six months ended June 30, 2021

■ $500 thousand to $1 million for the three months ended March 31, 2021

●	Gross profit and net income for the Relevant Periods are not expected to be materially impacted.

●	Certain balance sheet captions for certain of the Relevant Periods, including accounts payable, other non-current liabilities, and other current assets, are expected to be materially impacted.

●	Total assets and total liabilities for the Relevant Periods are not expected to be materially impacted.

The expected changes do not affect compliance with the financial covenants contained in the Company’s outstanding debt instruments or compliance with any other agreement of the Company or its subsidiaries.

As such, the Company will restate its financial statements for the Relevant Periods in its Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 10-K”). The Company’s management has concluded that in light of the misstatements described above, material weaknesses exist in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s planned remediation with respect to such material weaknesses will be described in more detail in the 2021 10-K.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 8.01 Other Events

The Company issued a press release on May 19, 2022 indicating that the Company will restate its previously issued condensed consolidated financial statements as of and for the Relevant Periods, as indicated in Item 4.02 above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2022

LMP AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	Chief Executive Officer

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